DRAFT
    - TO BE REVIEWED AND APPROVED BY BOARD APPROVED EXTERNAL LEGAL COUNSEL -

                                  ADVISORY FEE
                                ESCROW AGREEMENT


     This Escrow Agreement ("Agreement") dated as of this ____ day of ____________, 2003 is among Blue and White Funds Trust, a Delaware statutory trust (the "Trust"), on behalf of the Blue & White Fund (the "Fund"), and Blue and White Investment Management, LLC, a Delaware limited liability company (the "Adviser"), and U.S. Bank, N.A. (the "Escrow Agent").

     WHEREAS, the Trust and the Advisor have entered into an Interim Advisory Agreement (the "Interim Agreement") on behalf of the Fund, pursuant to which the Advisor has agreed to provide investment management and advisory services to the Fund and is entitled to receive investment advisory fees in respect thereof (the "Advisory Fees"); and

     WHEREAS, the Trust and the Advisor desire that the Advisory Fees that would otherwise be paid to the Advisor by the Fund pursuant to the Interim Agreement be deposited by the Fund in escrow pursuant to the terms of this Agreement; and

     WHEREAS, the Trust, on behalf of the Fund, and the Advisor desire to establish the escrow as provided herein for the deposit of the Advisory Fees;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

     1. DEPOSITS AND THE ESCROW AMOUNT. On each date on which Advisory Fees are payable to the Advisor under the Interim Agreement relating to any period during which the Interim Agreement is in effect, the Fund will wire funds for deposit with the Escrow Agent in an amount equal to the Advisory Fees that would otherwise be payable by the Fund to the Advisor on such date, to be held by the Escrow Agent in accordance with the terms and provisions of this Escrow Agreement (the "Deposits"). Not less than two (2) business days prior to each such payment date, a duly authorized officer of the Fund shall furnish to the Escrow Agent a calculation of the amount of Advisory Fees that would be payable to the Advisor on such payment date, and the Escrow Agent shall be conclusively entitled to rely on such calculation for purposes of this Agreement. The
Deposits  of  the  Fund,   together  with  all  interest  earned  thereon,   all
distributions in respect thereof from time to time, and all other property hereafter received by the Escrow Agent in respect thereof or in exchange therefor, is hereinafter referred to as the "Fund Escrow Amount." The Escrow Agent shall maintain separate sub-account records with respect to the Fund Escrow Amount.

     2. APPOINTMENT OF ESCROW AGENT AND INDEMNIFICATION. U.S. Bank, N.A. is hereby appointed as Escrow Agent upon the terms and conditions hereof. All parties agree that the duties of the Escrow Agent are solely ministerial in nature and have been requested for their convenience and that the Escrow Agent has no implied duties. The Escrow Agent shall not be deemed to be the agent of the Trust, the Fund or the Advisor, to be a party to any document relating to the subject matter hereof other than this Agreement, or to have any legal or beneficial interest in the Escrow Amount.

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                                      DRAFT
    - TO BE REVIEWED AND APPROVED BY BOARD APPROVED EXTERNAL LEGAL COUNSEL -

     3. DISTRIBUTIONS FROM ESCROW AMOUNT. The Escrow Agent shall distribute the Fund Escrow Amount, or any portion thereof, to the Advisor upon receipt of a certificate of a duly authorized officer of the Fund that such Fund Escrow Amount or portion thereof is to be distributed to the Advisor pursuant to Rule 15a-4 under the Investment Company Act of 1940, as amended.

     4. INTEREST. The Escrow Agent shall pay daily interest on the Deposits equal to the federal funds rate.

     5. ADJUSTMENTS OF ESCROW AMOUNT. The Escrow Agent shall receive and add to the Escrow Amount all interest and subtract from the Escrow Amount all distributions as provided herein.

     6. MISCELLANEOUS. This Agreement and the rights and obligations of the parties arising therefrom shall be construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware. This Agreement may be executed in counterparts and each such counterpart shall constitute one and the same instrument. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein and superseded hereby.

     IN WITNESS WHEREOF, the parties hereto have, as of the date above written, executed this Agreement.

BLUE AND WHITE FUNDS TRUST, ON BEHALF OF     BLUE AND WHITE INVESTMENT
BLUE & WHITE FUND                            MANAGEMENT, LLC

By:  _______________________________         By:  ______________________________
Name:  _____________________________         Name:  ____________________________
Title:  ____________________________         Title:  ___________________________


U.S. BANK, AS ESCROW AGENT

By:  _______________________________
Name:  _____________________________
Title:  ____________________________

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